UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 27, 2021

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive
Cranbury, NJ 08512
(Address of principal executive offices, including zip code)
(646) 440-9100
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2021, Rocket Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a fund affiliated with RTW Investments, LP, the Company’s largest shareholder (the “Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a private placement (the “Private Placement”), 812,516 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $32.48 per share for aggregate gross proceeds of approximately $26.4 million to the Company before deducting estimated offering expenses payable by the Company. The closing of the Private Placement is anticipated to occur on or about August 31, 2021 (the “Closing”), subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the Private Placement to continue to advance and expand its pipeline of product candidates, for research and development expenses and for working capital.

In addition, concurrently with the execution of the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which the Company agreed, following demand by the Purchaser, to file with the Securities and Exchange Commission a Registration Statement on Form S-3 covering the resale of shares of Common Stock held by the Purchaser as promptly as reasonably practicable following such demand, and in any event within 60 days of such demand.

The foregoing summaries of the Private Placement, the Shares, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to the Purchaser’s investment intent. The offer and sale of the Shares have not been registered under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On August 30, 2021, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated as of August 27, 2021, between Rocket Pharmaceuticals, Inc. and the purchaser party thereto.
10.2	Registration Rights Agreement, dated as of August 27, 2021, between Rocket Pharmaceuticals, Inc. and the purchaser party thereto.
99.1	Press Release of Rocket Pharmaceuticals, Inc. dated August 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: August 30, 2021	By:	/s/ Gaurav Shah, MD
Gaurav Shah, MD
Chief Executive Officer and Director